UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

BioScrip, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road

Elmsford, New York 10523

(Address of principal executive offices) (Zip Code)

(914) 460-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Stock Purchase Agreement

On February 1, 2014, BioScrip, Inc. (“the Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among Nebraska Health Care Group, LLC (“NHC”), Illinois Health Care Group, LLC (“IHC”), Kentucky Health Care Group, LLC (“KHC”), Tennessee Health Care Group, LLC (“THC”), Mississippi Health Care Group, LLC (“MHC” and, collectively with NHC, IHC, KHC and THC, the “Buyers”), and LHC Group, Inc., a Delaware corporation (“LHC”), on the one hand, and the Company and Elk Valley Professional Affiliates, Inc. (“EVPA”), South Mississippi Home Health, Inc. (“SMHH”), and Deaconess Homecare, LLC (the “Seller”), on the other hand. Each of the Buyers is a wholly-owned subsidiary of LHC and the Seller is a wholly-owned subsidiary of the Company. The sale of the Company’s Home Health Services segment is in furtherance of the Company’s continuing evaluation of its non-core businesses, and decision to continue to focus its growth initiatives and capital in its Infusion Services segment.

Pursuant to the Stock Purchase Agreement, the Buyers have agreed to acquire substantially all of the Company’s Home Health Services segment (the “Business”), consisting of (1) all of the issued and outstanding shares of capital stock of EVPA owned by the Seller, (2) all of the issued and outstanding shares of capital stock of SMHH owned by the Seller, and (3) all of the issued and outstanding membership interests in three limited liability companies (collectively, the “Holding Newcos”) that will be formed and wholly-owned by the Seller prior to closing to hold indirectly the Seller’s other assets and operating liabilities related to the operation of the Business (the “Transaction”). EVPA, SMHH and the Holding Newcos are referred to collectively as the “Subject Companies.”

The closing of the Transaction is expected to occur on the later of March 31, 2014 or the second business day following the satisfaction or waiver of all closing conditions, other than closing conditions with respect to actions the respective parties will take at the closing itself (such later date, the “Closing Date”). At the closing of the Transaction, the Buyers will pay to the Seller a total cash purchase price of approximately $60.0 million, subject to adjustment based on the total net working capital of the Subject Companies as of the Closing Date. The Transaction and the other transactions contemplated by the Stock Purchase Agreement are subject to customary closing conditions, including compliance with covenants, release and satisfaction of all indebtedness of the Subject Companies, receipt of certain contractual consents and receipt of regulatory approvals.

Pursuant to the Stock Purchase Agreement, the Company has guaranteed to the Buyers the payment in full of all amounts (i) when due and owing by the Seller under the Stock Purchase Agreement, including the Seller’s obligations to indemnify the Buyers, Subject Companies and their affiliates; (ii) incurred in connection with any actions, suits, or proceedings initiated to enforce the provisions of the Company’s guarantee; and (iii) with respect to damages for breach of contract as a result of the Seller failing to consummate the Transaction upon the satisfaction or waiver of its conditions precedent to closing.

The Stock Purchase Agreement contains standard and customary representations, warranties, covenants and indemnification provisions, including indemnification by the Seller with respect to claims related to actions taken or events occurring prior to the Closing Date. The Stock Purchase Agreement may be terminated at any time prior to the Closing Date by, among other things, mutual agreement of the Seller and Buyers, or by either the Seller or the Buyers if the other party fails to satisfy the applicable closing conditions under the Stock Purchase Agreement by July 1, 2014.

The Stock Purchase Agreement has been included to provide our shareholders with information regarding its terms. It is not intended to provide any other factual information about the Buyers, LHC, the Seller or the Company. The Stock Purchase Agreement contains representations and warranties that the parties to the Stock Purchase Agreement made to and solely for the benefit of each other. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

A copy of the Stock Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. We encourage you to read the Stock Purchase Agreement for a more complete understanding of the Transaction. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

Second Amendment to Senior Credit Facilities

On July 31, 2013,the Company entered into (i) a senior secured first-lien revolving credit facility in an aggregate principal amount of $75.0 million (the “Revolving Credit Facility”), (ii) a senior secured first-lien term loan B in an aggregate principal amount of $250.0 million (the “Term Loan B Facility”) and (iii) a senior secured first-lien delayed draw term loan B in an aggregate principal amount of $150.0 million (the “Delayed Draw Term Loan Facility” and, together with the Revolving Credit Facility and the Term Loan B Facility, the “Senior Credit Facilities”) with SunTrust Bank, Jefferies Finance LLC and Morgan Stanley Senior Funding, Inc.

Subsequently, on December 23, 2013, the Company entered into a first amendment to the Senior Credit Facilities (the “First Amendment”), pursuant to which the Company obtained the consent of the required lenders under the Senior Credit Facilities to finalize the terms of the previously-disclosed settlement with the United States Department of Justice relating to the distribution of the Novartis Pharmaceutical Corporation’s product Exjade® by the Company’s legacy specialty pharmacy division that was divested in May 2012, to enter into definitive documentation for the settlement and to begin making payments under such documentation in accordance with the terms of the settlement. A copy of the First Amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment.

On January 31, 2014, the Company entered into a second amendment to the Senior Credit Facilities (the “Second Amendment”). The Second Amendment, as well as the offering of senior notes discussed below, will provide the Company with the ability to continue investing its capital in its core Infusion Services segment, while allowing it the flexibility to implement any desired alternatives with respect to its non-core business, including the sale of the Home Health segment discussed above. Among other things, the Second Amendment, (i) provided additional flexibility with respect to compliance with the maximum net leverage ratio for the fiscal quarters ending December 31, 2013 through and including December 31, 2014, (ii) provided additional flexibility under the indebtedness covenants to permit (x) up to $150 million of second-lien debt and (y) up to $250 million of unsecured bonds, provided that 100% of the net proceeds are applied first to the Revolving Credit Facility, with no corresponding permanent commitment reduction, and then to the Term Loan B Facility, (iii) provided the requisite flexibility to sell non-core assets, subject to the satisfaction of certain conditions and (iv) increased the applicable interest rates for the Senior Credit Facilities until the occurrence of certain triggering events.

A copy of the Second Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment.

Item 7.01    Regulation FD Disclosure.

On February 3, 2014, the Company issued a press release announcing the entering into of the Stock Purchase Agreement (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Additionally, the Company intends to offer $200 million in aggregate principal amount of senior notes due 2021. The senior notes will be issued by the Company and will be unconditionally guaranteed by certain of the Company’s subsidiaries.

The Company intends to use the net proceeds of the offering to pay a portion of the amounts outstanding on its Senior Secured Credit Facilities.

The senior notes will be issued through a private placement and resold by initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S. The senior notes will not be registered under the Securities Act and cannot be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This does not constitute an offer to sell or the solicitation of an offer to buy any security in any jurisdiction in which such offer or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this Form 8-K includes statements that may constitute “forward looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other factors, including the contemplated size of a note offering, possible completion of a note offering, the prospective impact of a note offering, plans to repay certain indebtedness (including the terms and success of such repayment), and the Company’s ability to complete the Transaction, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this Form 8-K or the actual results of operations or financial condition of the Company to differ include, without limitation, that the note offering is subject to market conditions and a number of other conditions and approvals and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the note offering will be completed as described herein or at all. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Certain Information

Attached as Exhibit 99.3 to this Current Report on Form 8-K are selected portions of information from an offering memorandum that the Company expects to disclose to investors in connection with the proposed private placement. There can be no assurance that the placement will be completed as described in the offering memorandum or at all.

The information in this Current Report on Form 8-K (including Exhibits 99.2 and 99.3) being furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Item 8.01             Other Events.

On February 3, 2014, the Company issued a press release announcing the Company had commenced an offering of $200 million aggregate principal amount of senior notes due 2021. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of February 1, 2014, by and among Elk Valley Professional Affiliates, Inc., South Mississippi Home Health, Inc., Deaconess Homecare, LLC, and the Buyers identified on the signature pages thereto, the Company, and LHC Group, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this agreement are omitted. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.)
10.1	Second Amendment to the Senior Credit Facilities, dated as of January 31, 2014
99.1	First Amendment to the Senior Credit Facilities, dated as of December 23, 2013
99.2	Press Release, dated February 3, 2014, announcing entry into the Stock Purchase Agreement
99.3	Selected portions of information from an offering memorandum that the Company expects to disclose to investors in connection with its proposed private placement.
99.4	Press Release, dated February 3, 2014, announcing the offering of senior notes due 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

BIOSCRIP, INC.

Date: February 3, 2014	By:	/s/ Kimberlee C. Seah
Kimberlee C. Seah
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of February 1, 2014, by and among Elk Valley Professional Affiliates, Inc., South Mississippi Home Health, Inc., Deaconess Homecare, LLC, and the Buyers identified on the signature pages thereto, the Company, and LHC Group, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this agreement are omitted. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.)
10.1	Second Amendment to the Senior Credit Facilities, dated as of January 31, 2014
99.1	First Amendment to the Senior Credit Facilities, dated as of December 23, 2013
99.2	Press Release, dated February 3, 2014, announcing entry into the Stock Purchase Agreement
99.3	Selected portions of information from an offering memorandum that the Company expects to disclose to investors in connection with its proposed private placement.
99.4	Press Release, dated February 3, 2014, announcing the offering of senior notes due 2021.